                                                                    EXHIBIT 10.1


                                    SUBLEASE

         AGREEMENT OF SUBLEASE, made as of the 1st day of September, 1995, by and between UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company to be merged on or after the date hereof with and into The Chase Manhattan Bank (National Association), a national banking associated domiciled in New York, having an office at 1 Chase Manhattan Plaza, New York, New York 10081 (hereinafter referred to as "Sublessor"), and NEW U.S. TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company to be renamed United States Trust Company of New York on or after the date Sublessor is merged with and into The Chase Manhattan Bank (National Association), having an office at 114 West 47th Street, New York, New York 10036-1532 (hereinafter referred to as "Sublessee").

                                  WITNESSETH:

         WHEREAS, Sublessor is presently the tenant under that certain agreement of lease dated as of June 20, 1980 with New York Equities, Inc. as amended and modified by agreements dated as of December 22, 1980, April 20, 1981, July 1, 1981, May 31, 1984, May 15, 1986, December 8, 1988 and June 1,
1990 (such agreement of lease, as so amended and modified and by any other amendments thereto being herein called the "Prime Lease"), covering certain space (the "Sublessor's Premises") in the building known as 770 Broadway, New York, New York (the "Building"), and New York Equities Company ("Prime Lessor") is the successor as Prime Lessor to New York Equities, Inc.; and

         WHEREAS, Sublessee desires to sublease from Sublessor and Sublessor is willing to sublease to Sublessee portions of the Sublessor's Premises, which portions are located on the 7th,

8th, 9th, 10th and 13th floors of the Building, approximately as shown on Exhibits A-1 through A-5 respectively, attached hereto and made a part hereof (the "Subleased Premises");

         NOW, THEREFORE, in consideration of the mutual covenants contained, the parties agree as follows:

         1. Sublessor does hereby lease to Sublessee and Sublessee does hire and take from Sublessor the following Subleased Premises for the terms hereinafter described:

                 Approximately 16,780 rentable square feet on the 7th floor for a term commencing September 1, 1995 and terminating when Sublessee vacates said space but in no event later than February 28, 1996; and

                 Approximately 9,540 rentable square feet on the 8th floor for a term commencing on September 1, 1995 and terminating when Sublessee vacates said space but in no event later than February 28, 1996;

                 Approximately 18,883 rentable square feet on the 10th floor for a term commencing on September 1, 1995 and terminating as to approximately 11,851 rentable square feet when Sublessee vacates said space but in no event later than October 6, 1995 and terminating as to the balance of approximately 7032 rentable square feet when Sublessee vacates said space but in no event later than February 28, 1996. Sublessee acknowledges that it is crucial to Sublessor's occupancy of the 10th floor that Sublessee vacates the 11,851 rentable square feet as soon as possible after September 1, 1995. Sublessee agrees to use its best efforts to vacate said space as soon after September 1, 1995 as possible. It is understood that

                 Sublessor currently occupies space on the 13th floor and that Sublessor must vacate this space in order to enable Sublessee to occupy same and to vacate its Space in the Building. Sublessor shall leave the 13th floor in broom clean condition as that term is herewith defined.

                 The entire 9th floor (excluding the cafeteria) in various segments starting at 25,869 rentable square feet and increasing to 31,393 rentable square feet for a term commencing on various dates on and after September 1, 1995 and ending on December 31, 1996; and

                 The 13th floor in various segments starting at 18,768 rentable square feet and increasing to 62,600 rentable square feet for a term commencing on various dates between September 1, 1995 and February 28, 1996 and ending on June 30, 2000. Sublessee shall have the right to request consent from the Prime Lessor to extend the Sublease as to the 13th floor only until June 3, 2005. If Prime Lessor consents to the extension, Sublessor shall extend the Sublease as to the 13th floor only up to June 30, 2005. If Prime Lessor fails to approve the request, the Sublease shall terminate on June 30, 2000.

(unless sooner terminated or extended pursuant to the terms hereof.)

         Notwithstanding the above termination date, Sublessee and Sublessor agree to use their best efforts to vacate the Subleased Premises in accordance with the Restack Schedule attached hereto as Exhibit B.

         The parties acknowledge that (i) it is important to Sublessor that timely possession of all but the 9th and 13th floor Subleased Premises be delivered to Sublessor by the dates hereinabove set forth, and (ii) that such dates may be extended by any delay by Sublessor in giving broom-clean possession of various space to Sublessee with certain work done therein (as elsewhere provided in this Sublease). Broom clean condition shall be defined for all purposes in this Sublease as all personal property, furniture and fixtures to be removed and the space shall be swept clean of all debris in all areas. Telecommunication cabling will be removed from the furniture systems, neatly coiled and laid on the floor No telecommunication cabling should be cut or removed from the premises. The parties therefore agree as follows:

                 a. If Sublessee fails to vacate and surrender possession to Sublessor of any such space by February 28, 1996 (as such date may have been extended by the terms hereof), then Sublessee shall pay to Sublessor "Fixed Annual Rent" for any space not timely surrendered at three (3) times the rate set forth in Paragraph 4 hereof for said space (but not including the $1,160,000 per annum portion of Fixed Annual Rents), until the date when possession of such space is so surrendered to Sublessor. Notwithstanding anything to the contrary contained herein, in the event Sublessor fails to timely vacate the 13th floor in accordance with Exhibit B, the February 28, 1996 expiration date shall be extended one day for each day of delay by Sublessor. And

                 b. If for any reason (except delay caused by Sublessor) Sublessee shall fail to vacate and surrender possession to Sublessor of all but the 9th floor and 13th floor portions of the Subleased Premises on or before June 30, 1996, then Sublessee hereby agrees that, subject to any extensions as may be granted by Sublessor, or any delays resulting from acts or omissions of Sublessor, then, and in such event, Sublessee hereby appears and consents to the jurisdiction of the Civil Court of the City of New York, New York County in any summary proceeding commenced thereafter by Sublessor in order to regain lawful possession of all but the 9th and 13th floor premises demised hereunder and Sublessee hereby consents to the entry of a final judgment of possession only in favor of Sublessor in such proceeding. Additionally, Sublessee agrees
(i) to pay the reasonable legal fees of Sublessor for any such summary proceeding, and (ii) to pay to Sublessor the actual and consequential damages caused by any failure of Sublessee to surrender possession of said Subleased Premises to Sublessor on or before December 31, 1996.

         2. The parties agree that the rentable square foot area of the Subleased Premises on the Commencement Date shall be deemed to be 89,840 square feet, which the parties agree is comprised of the following:

         Location                                  Rentable Square Feet
         --------                                  --------------------
         7th floor                                          16,780
         8th floor                                           9,540
         9th floor                                          25,869
         10th floor                                         18,883
         13th floor                                         18,768

         3. Sublessee shall use and occupy the Subleased Premises only for such purposes and to the extent and at the locations permitted under the Prime Lease, and for no other purpose.

         4. Sublessee shall pay to the Sublessor fixed annual rent (exclusive of electricity) at the same rate(s) as payable by Sublessor to the Prime Lessor under the Prime Lease for the space from time to time constituting the Subleased Premises hereunder plus the sum of $1,160,000(1) per annum ("Fixed Annual Rent"). The $1,160,000 per annum shall be paid for the entire term of the Sublease but not including any renewal or extension beyond June 30, 2000. Notwithstanding anything to the contrary contained herein for the first 16 months of the term of the Sublease, Sublessee will pay to Sublessor fixed rent for the 13th floor computed as if Sublessee occupied the 8th floor, using the square footage and rental rates for the 8th
floor.   Commencing on January 1, 1997, the fixed rent for the 13th floor will be computed on the basis of the square footage and rent being paid by Sublessor to Prime Lessor for the 13th floor.

         Sublessee agrees to pay said Fixed Annual Rent in equal monthly installments, in advance, on the first day of each month during the term of this Sublease, at the office of the Sublessor. All costs, charges and expenses which Sublessee assumes, agrees or is obligated to pay to Sublessor pursuant to this Sublease shall be deemed additional rent, and in the event of nonpayment, after notice and demand, Sublessor shall have all the rights and remedies with respect thereto as are provided for in case of nonpayment of rent. Sublessee covenants to pay the rent, additional rents and any adjustments of rent as in this Sublease provided, when due, without any setoff or deduction whatsoever, except as may otherwise be provided herein, and without notice or demand therefor.

         5. Sublessee shall pay as additional rent to Sublessor, at the offices of Sublessor as aforesaid, promptly as due and payable under the Prime Lease and upon written notice of the amount thereof, Sublessee's share (i.e., for each of the subleased floors) of any tax and operating expense or other type of escalation additional rent due to Prime Lessor under the Prime Lease





----------------------------------

(1) The $1,160,000 shall be reduced by the amount equal to the New York City Commercial Rent Tax (CRT) payable thereon.

and properly allocable to those spaces. It is the intention of the parties that rents and other occupancy costs will be payable by Sublessee hereunder on a pass-through basis (i.e., at Sublessor's rental rates and costs for the Subleased Premises.)

         Sublessor shall furnish Sublessee with statements showing the computation of the additional rent payments due hereunder, which statements shall be accompanied by a copy of the relevant Prime Lessor statement to Sublessor for the additional rent due under the Prime Lease. Sublessee shall not be bound by any agreement now or hereafter made between Sublessor and the Prime Lessor under the Prime Lease with respect to the fixed annual rents or tax or operating expense escalation obligation thereunder, unless Sublessee has approved such agreement in advance, in writing. Sublessee's obligation to make the aforesaid payments shall survive the expiration or sooner termination of the term of this Sublease.

         6. Sublessee will purchase and receive electricity for the 13th floor Subleased Premises as a direct Con Edison customer. Sublessor will redistribute electricity to the 7th, 8th, 9th, and 10th floors Subleased Premises on a rent inclusion basis. For such redistributed electricity, Sublessee shall pay to Sublessor the "Sublessor's Cost" (as hereinafter defined). Sublessor's Cost for such redistributed electricity shall be equal to the result obtained by multiplying Sublessee's electricity consumption (i.e., energy and demand) for the relevant billing period (based on survey), by the public utility rate schedule pursuant to which Sublessor purchased electricity for the Subleased Premises for the relevant billing period, plus all taxes and other charges imposed thereon. There shall be added to the foregoing total of Sublessor's Cost a sum equal to Sublessee's share of Sublessor's out-of-pocket cost for its electrical consultant.

                 Rent Inclusion: If and so long as Sublessor provides electricity to Subleased Premises on a rent inclusion basis, Sublessee agrees:

                          (1).    The fixed annual rent shall be increased by
the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Sublessee acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this Sublease does not yet, but is to include an ERIF to compensate Sublessor for its redistribution of electric current as an additional service; and (ii) that such ERIF, which is a portion of the fixed annual rent, shall be subject to periodic adjustments as herein provided.

                          (2).    The ERIF, subject to change based on a survey
or on rate changes as hereinafter provided, shall be equal to $2.25 per rentable square foot per year. If after the start of the relevant billing period, the cost to Sublessor of electricity shall be increased or decreased, by virtue of change in Sublessor's electric rates, charges, fuel adjustment or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, then the ERIF shall be redetermined, effective as of the date of such change in rates, etc., by Sublessor's electrical consultant, in accordance with the provisions hereof and so as to reflect such change in cost.

                          (3).    The parties agree that a reputable,
independent electrical consultant, selected by Sublessor ("Sublessor's electrical consultant") may by survey determine an estimate of Sublessee's demand and energy in order to calculate the ERIF in accordance with this Article, and that Sublessor's electrical consultant may from time to time make surveys in the Subleased Premises of the electrical equipment and fixtures and the use of current in and for such space.

                          Pending the results of any initial survey and
determination to be made by Sublessor's consultant, as herein provided, Sublessee shall pay to Sublessor an ERIF at the rate of $2.25 per rentable square foot per year as aforesaid (which ERIF shall thereafter be changed by increases or decreases in Sublessor's cost due to rate changes (as aforedescribed) or based on a survey and computations as herein provided, for any portion of the Subleased Premises receiving electricity on a rent inclusion
basis.   The ERIF shall be adjusted in accordance with surveys and
determinations made by Sublessor's electrical consultant retroactive to the date of each such survey.

                          The parties understand and agree that in any survey
of Sublessee's electricity consumption in and for the Subleased Premises, the consultant's survey results shall be calculated to reflect a proper demand (diversity) factor. If and so long as the 9th floor Subleased Premises shall remain unoccupied and not used (except on an emergency basis) then Sublessee shall pay to Sublessor, during any such time, an electricity charge equal to the so-called minimum rate then charged by Con Edison.

                 B. General Conditions: Determination(s) by Sublessor's electrical consultant shall be binding and conclusive on Sublessor and on Sublessee from and after the delivery of copies of such determinations to Sublessor and Sublessee, unless, within ninety (90) days after delivery thereof, Sublessee disputes the determination(s). If Sublessee so disputes the determination(s), it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determination(s) in accordance with the provisions of this Article. Sublessee's consultant and Sublessor's consultant then shall seek to agree. If they cannot within thirty (30) days, they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations, which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, then either party may apply to the Supreme Court of the County of New York for such appointment.) However, pending such controlling determination, Sublessee shall pay to Sublessor for the electricity consumed in and for the Subleased Premises, in accordance with the determinations of Sublessor's electrical consultant. If the controlling determinations differ from the determinations of the Sublessor's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Sublessee or overage paid by Sublessee.

                 C. Sublessor shall not be liable to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Sublessee's requirements, except if such loss, damage or expense is occasioned by the negligence or willful misconduct of Sublessor or its agents or employees. Sublessee covenants and agrees that at no time will its use of electric current exceed the capacity of existing feeders to the Building or the risers or wiring installation.

         7. In the event that the Prime Lessor shall charge Sublessor for water charges for water provided by Prime Lessor to the Subleased Premises or for overtime heat or air conditioning or elevator service, or for any other services, under the Prime Lease, then Sublessee agrees to pay to Sublessor, as additional rent hereunder, or, at Sublessor's option, pay same directly to Prime Lessor, all of such charges attributable to Sublessee's operation and use of the Subleased Premises. Sublessor makes no representation as to the availability of or the cost of such services.

         8.      A.       The parties acknowledge that Sublessee presently
occupies the Subleased Premises. Sublessee acknowledges that it has read and examined the Prime Lease and is fully familiar with all of the terms, covenants and conditions on the Sublessor's part to be performed thereunder, and subject to the express provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease are incorporated herein as if set forth at length except to the extent that they are inapplicable to, inconsistent with or modified by the provisions of this Sublease; those applying to the Prime Lessor therein shall apply to the Sublessor and those applying to Tenant therein shall apply to Sublessee and, unless the context otherwise requires, references to the Demised Premises shall be deemed to refer to the Subleased Premises and references to the Lease shall be deemed to refer to this Sublease, except that the following articles and portions of the Prime Lease shall not be deemed a part of this Sublease: In the lease dated as of June 20, 1980, Article 1 up to the section thereof entitled "Escalation Additional Rent," which shall be included in its entirety with the exception of subsection (h) thereof; the second and third paragraphs of Article 7; Article 11, except for the first paragraph thereof; Article 12 except for the first paragraph of new Article 12 of the lease as set forth in
Section 2 of the as of April 20, 1981 Second Amendment to lease; beginning with the section entitled "Name of Building"; Article 23; the second paragraph of
Article 28 (appearing at the top of page 23); Articles 29 (but see the first paragraph of Article 13 of this Sublease), 32, 34, 35, 36, and 37, the interpretive memorandum and Exhibit A; The entire December 22, 1980 amendment to lease; The entire April 20, 1981 Second Amendment to lease, (except as described above); the entire July 1, 1981 Third, May 31, 1984 Fourth, May 15, 1986 Fifth, December 8, 1988 Sixth and June 1, 1990 Seventh amendments to lease.

                 B. Sublessee shall not take or omit to take any action which action or omission shall violate any provision of the Prime Lease or which shall or might by notice or the passage of time or otherwise give Prime Lessor the right to terminate the Prime Lease.

                 Sublessee does hereby assume and agree to be bound by and perform all of the terms, covenants and conditions on Sublessor's part to be performed under the Prime Lease as the same affect the Subleased premises including, without limitation providing insurance as set forth therein, and naming Sublessor and Prime Lessor as an additional insured.

         9. In the event Sublessee shall default beyond any applicable notice and/or grace period in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, then Sublessor shall have the same rights and remedies with respect to such default as are given to Prime Lessor under the Prime Lease with respect to defaults by Sublessor, as tenant, under the Prime Lease.

         Notwithstanding the foregoing, this Sublease is separate from and subordinate to the Prime Lease. Anything contained in any provision of this Sublease to the contrary notwithstanding, Sublessee agrees, with respect to the Subleased Premises, to comply with and remedy any default within the period allowed to Sublessor as tenant under the Prime Lease, even if such time period is shorter than the period otherwise allowed in the Prime Lease, due to the fact that notice of default from Sublessor to Sublessee is given after the
corresponding notice of default from Prime Lessor to Sublessor.   Sublessor
agrees to forward to Sublessee at the address indicated above and at the Subleased Premises, immediately upon receipt thereof by Sublessor, a copy of each such notice of default received by Sublessor in its capacity as tenant under the Prime Lease. Sublessee agrees to forward to Sublessor, immediately upon receipt thereof, copies of any such notices received by Sublessee from Prime Lessor or from any governmental authorities.

         10. Neither Sublessor nor Sublessor's agents have made any representations or promises with respect to the physical condition of the Building or the Subleased Premises, or with respect to taxes, operating expenses or any other matter affecting the Subleased Premises and/or the Building, or this transaction, other than as expressly set forth herein.

         Sublessee hereby expressly acknowledges that it has inspected the Subleased Premises and is fully familiar with the physical condition thereof, and agrees to take the same "as is". Sublessee acknowledges that Sublessor shall have no obligation to do any work in and to the Subleased Premises, or incur any expense in connection with said work, in order to make them suitable and ready for occupancy and use by the Sublessee, except that Sublessee shall pay all costs incurred in connection with demising the 9th floor premises in accordance with the New York City Building and Fire Codes applicable to a multi-tenanted floor. Said work must be completed on or before October 15, 1995 and if said work is not completed by that date, Sublessor shall have the right, but not the obligation to complete said work and bill the cost of said work together with reasonable overhead costs (including reasonable legal fees) to Sublessee as Additional Rent. Sublessee will diligently seek to obtain sign offs from the appropriate City Agencies even if this goes beyond October 15,
1995.   Notwithstanding the foregoing, Sublessor and Sublessee acknowledge that a wall has been built on the 7th floor separating Corporate Trust and Unit Trust and another wall will be built on the 10th floor.

         11. Sublessee shall not make or permit the making of any alterations, decorations, installments, additions or improvements in or to the Subleased Premises without Sublessor's prior written consent, which consent shall not be unreasonably withheld or delayed, and any necessary prior written consent of Prime Lessor in accordance with the Prime Lease. Sublessee agrees to pay all costs and expenses in connection with obtaining such consent and in making such alterations, decorations, installments, additions or improvements.

         12. This Sublease is made pursuant to Article 11 of the Prime Lease. Sublessee agrees to immediately notify Prime Lessor of this Sublease and promptly to advise Sublessor of any and all action taken by Prime Lessor pursuant to said notification. The parties hereto agree that if consent is required pursuant to the Prime Lease, both parties will diligently pursue the attaining of said consent.

         13. Sublessee shall be entitled to receive all services and repairs to be provided to Sublessor under the Prime Lease for the Subleased Premises and the Building. Sublessee shall look solely to Prime Lessor for all such services and repairs and shall not, under any circumstances, seek or require Sublessor to perform any of such services or repairs, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of the default of Prime Lessor under the Prime Lease or Prime Lessor's negligence, whether by omission or commission. No default by Prime Lessor under the Prime Lease shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or entitle Sublessee to terminate this Sublease, or to any reduction in or abatement of any of the rents provided for in this Sublease, unless, and only to the extent that, Sublessor shall be entitled to be excused from the performance of a corresponding obligation as the tenant under the Prime Lease or shall be entitled to a reduction in or abatement of any of the rents provided for in the Prime Lease with respect to the Subleased Premises.

         In furtherance of the foregoing, Sublessee does, to the extent permitted by law, and except for the negligence or intentional act of Sublessor, hereby waive any cause of action and any right to bring an action against Sublessor by reason of any act or omission of Prime Lessor under the Prime Lease. Sublessor agrees to cooperate with Sublessee, at Sublessee's sole cost and expense, in the bringing of any action, proceeding or suit against Prime Lessor by Sublessee, in Sublessor's name, if required, or otherwise, in the event of a default by Prime Lessor in fulfilling its obligations under the Prime Lease with respect to or affecting the Subleased Premises; provided however, that if space demised under the Prime Lease which is not within the Subleased Premises is also covered or affected, then Sublessor and Sublessee each agree to be responsible for its proportionate share of the costs and expenses required to bring such action, proceeding or suit against Prime Lessor, and Sublessor and Sublessee shall each receive its proportionate share of any damages, or rent credit, recovered by Sublessor against Prime Lessor.

         Sublessee acknowledges and agrees that Prime Lessor does not provide cleaning service for the Sublessor's Premises under the Prime Lease. Sublessor shall provide cleaning, as well as certain other services, to Sublessee, at Sublessee's cost pursuant to the terms of a Services Agreement attached hereto as Exhibit C.

         14. If the Subleased Premises shall be damaged by fire or other cause under circumstances in which the Prime Lessor is required to make repairs pursuant to the Prime Lease, the sole obligation of Sublessor shall be to use best efforts to cause the obligations of the Prime Lease to be fulfilled by Prime Lessor in accordance with the terms of the Prime Lease. Until such repairs shall be substantially completed, rent shall be apportioned according to the extent all or any portion of the Subleased Premises are not usable and not used by Sublessee.

         Sublessee shall give prompt notice to Sublessor in case of fire or other casualty causing damage in the Subleased Premises.

         15. The parties hereto understand and acknowledge that the Prime Lease contains certain specific provisions pursuant to which Sublessor has rights to cancel the leasing of certain space, including the Subleased Premises, and/or portions thereof, effective as of specified dates.

Sublessee acknowledges that it has been informed by Sublessor that Sublessor will exercise its option to cancel the Prime Lease as to the 9th floor as of December 31, 1996.

         16. If Sublessor is unable to give possession of the Subleased Premises on the commencement date because of the holding over or retention of possession of any tenant or occupant or the failure to obtain any necessary consents to this Sublease or for any other reason whatsoever, Sublessor shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired or its term extended, but the rent payable hereunder shall abate (provided Sublessee is not responsible for the Sublessor's inability to give possession) until such time as Sublessor gives Sublessee written notice that Sublessee may take possession of the Subleased Premises. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

         17. If as a result of any negligence on the part of Sublessee, any claim, action or suit is made or brought against Sublessor, Sublessee does hereby agree to indemnify Sublessor and to defend (including reasonable attorneys' fees) and to hold Sublessor harmless of and free from any claim, liability, damage or loss resulting from any such negligence on the part of Sublessee.

         18.     A.       Neither Sublessee nor its legal representatives or
successors in interest by operation of law or otherwise, shall assign, mortgage or encumber this Sublease, nor underlet or suffer or permit the Subleased Premises or any part thereof to be used by others without the prior written consent of Sublessor and, if necessary, of Prime Lessor.

                 B. Anything hereinabove contained to the contrary notwithstanding, and provided any necessary consent from Prime Lessor is obtained, Sublessor herewith consents to an assignment of this Sublease, or to the sub-sublease of all but not part of the Subleased

Premises, (i) to the parent of Sublessee or to an affiliate (as hereinafter defined) of Sublessee or of said parent, or (ii) to any corporation (x) to which substantially all the assets of Sublessee are transferred or (y) into which Sublessee may be merged and consolidated. For purposes of this Sublease, an "affiliate" shall mean any entity controlling, controlled by or under common control with Sublessee. The provisions of this Article shall be applicable to transactions covered by this subdivision, and Sublessee shall promptly provide notice of any such change pursuant to this subdivision, together with a copy of all documentation reasonably requested by Prime Lessor with respect thereto.

                 C.       Anything in this Article or this Sublease to the
contrary notwithstanding, but subject to receipt of any necessary consent of Prime Lessor, Sublessor herewith consents to the assignment of this Sublease, or to the subletting of all or part of the Subleased Premises, to any entity which is a successor to the business of Sublessee by arrangement effected pursuant to any law or regulatory agency having or asserting jurisdiction over
such activity.   The provisions of this Article, except those of subparagraph
(i) hereof, shall be applicable to transactions covered by this paragraph, and Sublessee shall promptly provide notice of any such change pursuant to this paragraph together with a copy of all documentation reasonably requested by Prime Lessor with respect thereto.

                 D. If Sublessee requests Sublessor's consent to a specific assignment or sub-subletting, it shall submit in writing to Sublessor
(i) the name and address of the proposed assignee or sub-sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sub-sublease,
(iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sub-sublessee, and as to the nature of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sub-sublessee reasonably sufficient to enable Sublessor to determine the financial responsibility and character of the proposed assignee or sub-sublessee(2).

                 E. Any consent of Sublessor under this Article shall be subject to the terms of this Article and the Prime Lease, and shall be conditioned upon (i) there being no default by Sublessee, beyond any applicable notice and/or grace period, under any of the material terms, covenants and conditions of this Sublease at the time that Sublessor's consent to any such sub-subletting or assignment is requested and on the date of the commencement of the term of any proposed sub-sublease or the effective date of any proposed assignment, and (ii) the making or performing by Sublessee or its successor, at its sole cost and expense and in accordance with the provisions of the Sublease and of the Prime Lease, and Sublessee agrees that it or its successor shall so make or perform, at its sole cost and expense: (a) any necessary alteration in and to the Subleased Premises to comply with applicable laws, rules or regulations in connection with the sub-subletting or assignment, and (b) any alteration required or reasonably desired by Sublessor with respect to separation of space, including without limitation, the construction of demising walls.

                 F. Sublessee understands and agrees that no assignment or subletting shall be effective unless and until Sublessee, upon receiving any necessary Sublessor's and Prime Lessor's written consent (and unless it was theretofore delivered to Sublessor) causes a duly executed copy of the sub-sublease or assignment to be delivered to Sublessor within thirty (30) days after execution thereof. Any such sub-sublease shall provide that the sub-sublessee shall comply with all applicable terms and conditions of this Sublease to be performed by the





----------------------------------

(2) Sublessor agrees it will not unreasonably withhold or delay consent to such sub-subletting.

Sublessee hereunder. Any such assignment of Sublease shall contain an assumption by the assignee of all the terms, covenants and conditions of this Lease to be performed by the Sublessee.

                 G. If this Sublease be assigned or if the Subleased Premises or any part thereof be sublet or occupied by any person or persons other than Sublessee, whether or not in violation of the provisions of this Sublease, Sublessor may, after default by Sublessee beyond any applicable grace period, collect rent from the assignee, sub-subtenant or occupant and apply the net amount collected to the curing of any default hereunder in any order or priority Sublessor may elect, any unexpended balance to be applied by Sublessor against any rental or other obligations subsequently becoming due, but no such assignment, sub-subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, sub-subtenant or occupant as a tenant or a release of Sublessee from the full performance by Sublessee of all of the terms, conditions and covenants of this Sublease.

         19. Whenever (a) any loss, cost, damage, injury or expense resulting from fire, explosion or any other casualty or occurrence normally covered by fire and extended coverage insurance is incurred by either party to this Sublease in connection with the Subleased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, injury and expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage, injury or expense, to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof would be to invalidate such insurance coverage or increase the cost thereof (provided that, in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

         20. Sublessee represents and warrants that Sublessee neither consulted nor negotiated with any broker or finder with regard to the Subleased Premises or this Sublease. Sublessee agrees to indemnify, defend and save Sublessor harmless from and against any claims for fees and commissions from anyone with whom Sublessee has dealt in connection with the Subleased Premises or this Sublease.

         21. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Sublessee under the provisions of this Sublease during the term of this Sublease shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer of body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, which such organization or entity be public or private, then Sublessor, at its option, may at any time thereafter terminate this Sublease by not less than thirty (30) days' written notice to Sublessee, on a date set forth in said notice, in which event this Sublease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the term. Sublessor shall not have the right so to terminate this Sublease if Sublessee within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Sublessee shall then be legally enforceable by Sublessor.

         22. All notices and demands to Sublessor shall be deemed sufficiently given when delivered personally or mailed by certified mail, return receipt requested, to Sublessor at the Subleased Premises, or at such other address as Sublessor shall from time to time designate in writing by notice given hereunder to Sublessee. All notices and demands to Sublessee shall be deemed sufficiently given when mailed by certified mail, return receipt requested, to Sublessee at the address set forth above, Attention: Mr. Richard E. Morgan, Senior Vice President, or at such other address as Sublessee shall from time to time designate in a notice given hereunder to Sublessor. Bills for rent or additional rent may be mailed by ordinary mail rather than certified mail, return receipt requested.

         23. Upon payment by Sublessee of all rents herein provided, and upon observance and performance of all the covenants, terms and conditions on Sublessee's part to be observed or performed, Sublessee may peaceably and quietly hold and enjoy the Subleased Premises, for the term set forth herein, subject to the terms and conditions of this Sublease and of the Prime Lease.

         24. Upon the schedule set forth in paragraph 1 or sooner termination of the term of this Sublease, Sublessee shall vacate the Subleased Premises, broom clean, free of subtenancies or other occupants, with all fixtures and improvements remaining in place; provided, however, to the extent permitted by the Prime Lease, Sublessee shall have the right, prior to the expiration or sooner termination of this Sublease, to remove, at Sublessee's cost and expense, any and all trade fixtures and other personal property of Sublessee. Notwithstanding anything contained herein to the contrary, Sublessee shall be obligated to effect any restoration in regard to the vault on the 13th floor in accordance with the terms of the Prime Lease.

         25. It is understood and agreed that this Sublease is submitted to Sublessee on the understanding that it shall not be considered an offer and shall not bind Sublessor in any way until, subject to the provisions of Article 12 hereof, and any other applicable provisions of this Sublease, (i) Sublessee has duly executed and delivered duplicate originals to Sublessor and (ii) Sublessor has executed and delivered one of said originals to Sublessee.

         26. This Sublease contains the entire agreement and understanding between the parties. There are no oral understandings, terms or other conditions, and neither party has relied upon any representation, express or implied, not contained in this Sublease. All prior understandings, terms, representations or conditions are deemed merged in this Sublease. This Sublease cannot be changed or supplemented orally but only by an agreement in writing signed by both parties hereto.

         27. The covenants, terms, conditions, provisions and undertakings in this Sublease shall extend to and be binding upon the successors and permitted assigns of the respective parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                         UNITED STATES TRUST COMPANY OF NEW YORK


                                         By: H. MARSHALL SCHWARZ
                                            ---------------------------
                                             Name: H. Marshall Schwarz
                                              Title: Chairman

                                         NEW U.S. TRUST COMPANY OF NEW YORK


                                         By: H. MARSHALL SCHWARZ
                                            ---------------------------
                                             Name: H. Marshall Schwarz
                                              Title: Chairman

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  EXHIBIT B

                               RESTACK SCHEDULE

LOCATION              MOVE FROM                              MOVE DATE
--------              ---------                              ---------
UST                   Mail Room - 7th Floor                 September 2, 1995

UST                   Protection - 7th floor                September 1, 1995

Chase                 SSTO - 13th Floor                     September 22, 1995

Chase                 Proxy & Proof - 9th Floor             September 22, 1995

Chase                 International Settlements -
                        13th Floor                          October 20, 1995

Chase                 Institutional Asset Services -
                        13th Floor                          October 20, 1995

UST                   Bank Operations - 10th Floor          January 5, 1996

UST                   Corporate Trust - 7th Floor           January 12, 1996

UST                   Tech Services - 8th Floor             January 26, 1996

UST                   Computer Sciences - 8th Floor         January 26, 1996

Chase                 Valuation & Output Services -
                        9th Floor                           *

* Move date to be mutually agreed upon by the parties.